Exhibit 99.1

Asure Announces Record Fourth Quarter and Full Year 2019 Results

AUSTIN, TX - March 12, 2020 – Asure (NASDAQ: ASUR), a leading provider of cloud-based Human Capital Management (HCM) software solutions, reported results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter and Full Year 2019 Key HCM Financial Highlights

•	Asure is a pure-play HCM SaaS vendor after closing the previously announced $121.5 Million sale of its Workspace Management division on December 2, 2019

•	Net cash position improved $110.0 Million sequentially to $2.1 Million due primarily to sale proceeds and amended debt facility

•	2019 HCM revenue of $73.2 Million, above guidance of $72.0-73.0 Million

•	2019 Non-GAAP HCM EBITDA** of $12.1 Million, above guidance of $11.0-12.0 Million

•	2019 Non-GAAP EPS of $0.48, above consensus of $0.40 EPS for the full year

•	Fourth-quarter HCM bookings increased 62% year-over-year

•	Reiterates 2020 guidance for revenue of $72.0-74.0 Million with Non-GAAP HCM EBITDA of $11.0-12.0 Million

•	Announces $5 Million stock repurchase program

Fourth Quarter and Twelve Months Ended 2019 Financial Summary

	For the three months ended December 31			For the year ended December 31
In thousands, except per share data	2019	2018	Change (%)	2019	2018	Change (%)
REVENUE
GAAP Revenue (HCM)*	$17,596	$17,360	1.4%	$73,150	$63,626	15.0%
Non-GAAP HCM & Discontinued Operations Revenue**	$21,610	$24,423	(11.5)%	$97,769	$88,952	9.9%

GROSS PROFIT
GAAP Gross Profit (HCM)*	$8,178	$10,576	(22.7)%	$43,314	$39,504	9.6%
GAAP Gross Margin (HCM)*	46.5%	60.9%	(23.7)%	59.2%	62.1%	(4.6)%
Non-GAAP HCM Gross Profit**	$9,645	$11,335	(14.9)%	$47,876	$41,919	14.2%
Non-GAAP HCM Gross Margin**	54.8%	65.3%	(16.0)%	65.4%	65.9%	(0.7)%

EARNINGS
GAAP Net Income (Loss)	$41,218	$1,729	2283.9%	$30,001	$(7,548)	NM
Non-GAAP Net Income**	$(1,558)	$2,224	NM	$7,412	$7,637	(2.9)%
GAAP Net Income (Loss) per share	$2.66	$0.11	2318.2%	$1.93	$(0.54)	NM
Non-GAAP Net Earnings per share***	$(0.10)	$0.15	NM	$0.48	$0.54	(11.2)%

EBITDA
Non-GAAP HCM EBITDA**	$(725)	$2,837	NM	$12,141	$12,854	(7.1)%
Non-GAAP HCM EBITDA Margin**	(4.1)%	16.3%	NM	16.6%	20.5%	(19.2)%
_______________________

* With the sale of the Workspace Management division on December 2, 2019, Asure has classified this business line as discontinued operations for the fiscal years 2018 and 2019. As as result, Workspace Management is not included in GAAP revenue, GAAP gross profit, GAAP operating income, and GAAP net income from continuing operations for the periods presented above. While our discontinued operations are included in GAAP net income, it is not included in GAAP net income from continuing operations.
** Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release.
*** Historical non-GAAP Net Earnings from Continuing Operations Per Share adjusted for 0% effective tax rate for comparison purposes.

NM Not Meaningful Information

Management Commentary

"We are delighted with our fourth quarter and 2019 results. Heading into 2020, with the successful sale of our Workspace Management division, Asure is 100% focused on providing innovative payroll and HCM SaaS solutions to small and midsize businesses. Nothing is more important to us than the trust and customer success we have with each of our 60,000 customers," stated Pat Goepel, CEO of Asure.

"We paid off the majority of our debt with Workspace-sale proceeds, amended our credit facility, and our financial predictability is enhanced as recurring revenue now represents more than 90% of total revenue," said Kelyn Brannon, CFO of Asure.

Asure delivered the following results (HCM only) for its fourth quarter ended December 31, 2019:

Revenue: Total revenue for the fourth quarter of 2019 was $17.6 million, an increase of 1.4% from $17.4 million in the fourth quarter of 2018. Revenue mix for the fourth quarter of 2019 was comprised primarily of recurring revenue, which represented 95% of total revenue with professional services, hardware and other revenue representing the remaining 5%.

Gross Profit: GAAP gross profit for the fourth quarter of 2019 was $8.2 million (46.5% margin), a 22.7% decrease from $10.6 million (60.9% margin) in the fourth quarter of 2018. Non-GAAP HCM gross profit for the fourth quarter of 2019 was $9.6 million (54.8% margin), a 14.9% decrease from $11.3 million (65.3% margin) in the fourth quarter of 2018.

Earnings (Loss) per Share: GAAP earnings per share was $2.66, compared with $0.11 in the fourth quarter of 2018. Non-GAAP HCM earnings per share* were $(0.10), as compared with $0.15 in the year-ago quarter.

Non-GAAP HCM EBITDA: Non-GAAP HCM EBITDA was $(0.7) million ((4.1)% margin), representing a decline from $2.8 million (16.3% margin) in the fourth quarter of 2018.

Announces Stock Repurchase Program

Asure also announced that its Board of Directors has authorized a new stock repurchase program, under which the Company may repurchase up to $5 million of its outstanding common stock. This new stock repurchase program is in addition to the approximately 66,000 shares available under the Company’s existing stock repurchase plan.

Under this new stock repurchase program, the Company may repurchase shares in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The extent to which the Company repurchases its common stock, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by the Company’s management. The repurchase program may be extended, suspended or discontinued at any time. The Company expects to finance the program from existing cash resources.

Recent Business Highlights

Sale of Workspace Management Business and New Brand Identity with Refreshed Logo and Website: These actions reinforce Asure’s mission of providing HCM software and services that help companies grow.

Amended Credit Agreement with Wells Fargo: This amended credit agreement provides $20 Million in term loans and a $10 Million revolver.

2020 BIG Innovation Award: Asure TC Elite Series was recognized as a top innovative product that takes time and attendance tracking to the next level for growing small and medium sized businesses.

Recognized as a Fastest Growing Company on Deloitte's 2019 Technology Fast 500™: Asure’s continued growth is attributed to our team’s ability to see HCM through the lens of entrepreneurs and executives with an owner’s mentality.

2020 Financial Guidance

Asure reiterates the following guidance for HCM only:

2020 Guidance	Range
GAAP Revenue (HCM only)	$72.0	million	to	$74.0	million
Non-GAAP HCM EBITDA	11.0	million	to	12.0	million

Additional 2020 Guidance	Range
Interest expense	1.0	million	to	2.0	million
Depreciation	0.5	million	to	1.5	million
Amortization	12.0	million	to	13.0	million
Stock compensation expense	1.0	million	to	2.0	million
Acquisition costs and other one-time expenses	2.0	million	to	3.0	million
Basic average shares outstanding	15.3	million	to	16.5	million
Non-GAAP diluted shares outstanding	16.0	million	to	17.0	million
Non-GAAP effective tax rate	0%

Conference Call Details
Asure management will host a conference call today, Thursday, March 12, 2020, at 4:30pm Eastern time (3:30pm Central time). Asure CEO Pat Goepel and CFO Kelyn Brannon will host the conference call, followed by a question and answer session.

U.S. dial-in: (877) 853-5636
International dial-in: (631) 291-4544
Conference ID: 7185719

The conference call will be broadcast live and available for replay via the investor relations section of the company's website.

*Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, non-GAAP net income, non-GAAP gross profit, and non-GAAP EBITDA (collectively the "non-GAAP financial measures"). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Non-GAAP EBITDA differs from GAAP net loss in that it excludes items such as interest, tax, depreciation, amortization, stock compensation, and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Asure has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking Non-GAAP EBITDA guidance to GAAP net loss.

Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company's performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company's results in the same way management does.

Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company's operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company's business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company's relative performance against other companies that also report non-GAAP operating results.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the fourth quarter 2019 financial statements and for its non-GAAP estimates for the full fiscal year 2019:

Quarterly and annual GAAP income statements for 2018 and 2019 were recast as if the Workspace Management business, which was sold on December 2, 2019, was sold as of January 1, 2018. Further, the Workspace Management GAAP income statements were recast into income from discontinued operations.

Stock-Based Compensation Expenses: The company's compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-

based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments: Beginning in first quarter 2018, the company started using a fixed projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the company operates. The company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The non-GAAP tax rate is currently projected to be approximately zero (0.0) percent.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses: The company’s non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, proforma adjustments of the impact of post sale HCM restructuring, and relocation.

About Asure
Asure (NASDAQ: ASUR) sees Human Capital Management (HCM) through the lens of entrepreneurs and executives with an owner’s mentality. We help more than 60,000 small and mid-sized businesses develop their “Human Capital” to get to the next level, stay compliant, and allocate their time, money and technology toward growth. Asure HCM solution includes Asure Payroll & Tax, Asure HR, and Asure Time & Attendance. Our Asure HRServices offering ranges from online compliance tools to a fully outsourced HR department. Visit us at asuresoftware.com.

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company's financial and operating results; the company's rate of growth and anticipated revenue run rate, including impact of the current environment, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains and extended shut down of businesses, the company's ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; foreign currency exchange rates; errors, interruptions or delays in the company's services or the company's Web hosting; breaches of the company's security measures; domestic and international regulatory developments, including the adoption of new privacy laws; the financial and other impact of any previous and future acquisitions; the nature of the company's business model, including risks related to government contracts; the company's ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the company's services; successful customer deployment and utilization of the company's existing and future services; changes in the company's sales cycle; competition; various financial aspects of the company's subscription model; unexpected increases in attrition or decreases in new business; the company's ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, including the compliance with United States export control laws, the company's ability to hire, retain and motivate employees and manage the company's growth; changes in the company's customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the company's effective tax rate; factors affecting the company's outstanding convertible notes, term loan, and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the company's deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company's real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards.

Further information on these and other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company's website at investor.asuresoftware.com

Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2020 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$28,826	$15,444
Accounts and note receivable, net of allowance for doubtful accounts of $904 and $1,467 at December 31, 2019 and December 31, 2018, respectively	4,808	5,102
Inventory	656	1,169
Prepaid expenses and other current assets	12,218	2,261
Current assets of discontinued operations	—	13,733
Total current assets before funds held for clients	46,508	37,709
Funds held for clients	137,935	122,206
Total current assets	184,443	159,915
Property and equipment, net	7,867	6,434
Goodwill	68,697	99,108
Intangible assets, net	63,850	72,248
Operating lease assets	6,963	—
Other assets	3,224	2,338
Long-term assets of discontinued operations	—	21,057
Total assets	$335,044	$361,100
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$2,571	$4,733
Accounts payable	1,736	2,945
Accrued compensation and benefits	3,424	2,281
Operating lease liabilities, current	1,575	—
Other accrued liabilities	6,556	1,105
Deferred revenue	5,500	2,887
Current liabilities of discontinued operations	—	11,351
Total current liabilities before client fund obligations	21,362	25,302
Client fund obligations	145,227	123,170
Total current liabilities	166,589	148,472
Long-term liabilities:
Deferred revenue	322	834
Deferred tax liability	336	869
Notes payable, net of current portion and debt issuance cost	24,142	106,634
Operating lease liabilities, noncurrent	5,937	—
Other liabilities	139	439
Long-term liabilities of discontinued operations	—	1,334
Total long-term liabilities	30,876	110,110
Total liabilities	197,465	258,582
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value; 22,000 and 22,000 shares authorized; 16,098 and 15,666 shares issued, 15,714 and 15,282 shares outstanding at December 31, 2019 and December 31, 2018, respectively	161	157
Treasury stock at cost, 384 shares at December 31, 2019 and December 31, 2018	(5,017)	(5,017)
Additional paid-in capital	396,102	391,927
Accumulated deficit	(253,642)	(283,643)
Accumulated other comprehensive loss	(25)	(906)
Total stockholders’ equity	137,579	102,518
Total liabilities and stockholders’ equity	$335,044	$361,100

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except share and per share data)

	Years Ended December 31
	2019	2018
Revenue:
Recurring	$70,066	$58,890
Professional services, hardware and other	3,084	4,736
Total revenue	73,150	63,626
Cost of sales	29,836	24,122
Gross profit	43,314	39,504
Operating expenses
Selling, general and administrative	42,093	36,765
Research and development	5,351	5,998
Amortization of intangible assets	11,765	7,481
Impairment of goodwill	35,060	—
Total operating expenses	94,269	50,244
Loss from operations	(50,955)	(10,740)
Interest expense and other, net	(15,447)	(8,615)
Loss from continuing operations before income taxes	(66,402)	(19,355)
Income tax benefit	(24,111)	(7,982)
Loss from continuing operations	(42,291)	(11,373)
Discontinued operations
Gain on disposal of discontinued operations	94,293	—
Income from operations of discontinued operations	3,498	4,578
Income tax expense	(25,499)	(753)
Gain on discontinued operations, net of taxes	72,292	3,825
Net income (loss)	30,001	(7,548)
Other comprehensive income (loss):
Change in unrealized gain (loss) on available for sale securities	6	(101)
Foreign currency translation loss	(597)	(742)
Comprehensive income (loss)	$29,410	$(8,391)

ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Years Ended December 31
	2019	2018
Cash flows from operating activities:
Net income (loss)	$30,001	$(7,548)
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization	18,165	12,927
Impairment of goodwill	35,060	—
Amortization of debt financing costs and discount	1,462	1,451
Release of contingent consideration	—	(489)
Provision for doubtful accounts	446	504
Benefit from deferred income taxes	(509)	(7,083)
Loss (gain) on extinguishment of debt	2,808	(479)
Gain on sale of discontinued operations	(94,976)	—
Share-based compensation	2,268	1,687
Loss on disposals of fixed assets	62	53
Changes in operating assets and liabilities:
Accounts receivable	(1,447)	(1,719)
Inventory	(1,581)	(2,948)
Prepaid expenses and other assets	554	(1,437)
Accounts payable	(3,174)	1,595
Accrued expenses and other long-term obligations	4,749	(2,410)
Deferred revenue	5,662	(1,233)
Net cash used in operating activities	(450)	(7,129)
Cash flows from investing activities:
Proceeds from sale of discontinued operations	118,206	—
Acquisitions, net of cash acquired	(7,443)	(66,984)
Purchases of property and equipment	(1,017)	(1,898)
Software capitalization costs	(3,824)	(3,896)
Net change in funds held for clients	(8,980)	(34,450)
Net cash provided by (used in) investing activities	96,942	(107,228)
Cash flows from financing activities:
Proceeds from notes payable	28,636	36,750
Payments of notes payable	(118,421)	(7,105)
Proceeds from revolving line of credit	10,231	4,540
Payments of revolving line of credit	(10,312)	(4,540)
Debt financing fees	(1,539)	(1,693)
Payments of capital leases	(102)	(135)
Net proceeds from issuance of common stock	820	39,449
Net change in client fund obligations	7,692	34,522
Net cash provided by (used in) financing activities	(82,995)	101,788
Effect of foreign exchange rates	(115)	221
Net increase (decrease) in cash and cash equivalents	13,382	(12,348)
Cash and cash equivalents at beginning of period	15,444	27,792
Cash and cash equivalents at end of period	$28,826	$15,444

Reconciliation of GAAP to Non-GAAP
(In thousands, except for per share data)

GAAP Revenue to Non-GAAP HCM & Discontinued Operations Revenue	4Q19	4Q18	2019	2018
Recurring	$16,720	$16,020	$70,066	$58,890
Professional Services, Hardware and Other	876	1,340	3,084	4,736
GAAP Revenue (HCM)	17,596	17,360	73,150	63,626
Discontinued operations revenue	4,014	7,063	24,619	25,326
Non-GAAP HCM & Discontinued Operations Revenue	$21,610	$24,423	$97,769	$88,952

GAAP Gross Profit to Non-GAAP Gross Profit	4Q19	4Q18	2019	2018
GAAP Gross Profit	$8,178	$10,576	$43,314	$39,504
Stock-based compensation	18	12	59	32
Amortization	906	242	2,847	1,215
Depreciation	93	424	181	1,087
AWS Synergies	14	—	494	—
One-time Hardware Reserve	307	—	307	—
One-time Product Royalties	129	81	674	81
Non-GAAP HCM Gross Profit	$9,645	$11,335	$47,876	$41,919
Non-GAAP HCM Gross Margin	54.8%	65.3%	65.4%	65.9%

Net Income to Non-GAAP HCM EBITDA	4Q19	4Q18	2019	2018
GAAP Net Income (Loss)	$41,218	$1,729	$30,001	$(7,548)
Discontinued operations	(68,830)	(1,215)	(72,982)	(3,825)
Income from continuing operations	(27,612)	514	(42,981)	(11,373)
Stock-based compensation	678	770	1,984	1,565
Amortization	5,528	2,449	14,612	9,138
Depreciation	350	1,091	1,230	2,441
Acquisition costs and other one-time expenses	1,646	3,935	7,615	10,450
Restructuring look-back	821	—	3,285	—
Taxes based on a 0% tax rate	(24,120)	(8,190)	(24,111)	(7,982)
Impairment of goodwill	35,060	—	35,060	—
Interest Expense & Other, Net	6,924	2,268	15,447	8,615
Non-GAAP HCM EBITDA	$(725)	$2,837	$12,141	$12,854
Non-GAAP HCM EBITDA Margin	(4.1)%	16.3%	16.6%	20.5%

Non-GAAP Net Income	4Q19	4Q18	2019	2018
GAAP Net Income (loss)	$41,218	$1,729	$30,001	$(7,548)
Impairment of goodwill	35,060	—	35,060	—
Loss on extinguishment of debt	5,705	—	5,705	—
One-time gain	(94,293)	—	(94,293)	—
One-time depreciation adjustment	—	188	—	188
Stock-based compensation	678	800	2,262	1,687
Amortization	6,082	3,090	16,293	10,089
Acquisition costs and other one-time expenses	1,646	3,935	7,615	10,450
Restructuring look-back	821	—	3,285	—
Taxes based on a 0% rate	1,525	(7,518)	1,388	(7,229)
One-Time Tax Penalty related to Prior periods	—	—	96	—
Non-GAAP Net Income	$(1,558)	$2,224	$7,412	$7,637

Calculation of Non-GAAP Net Income Per Share	4Q19	4Q18	2019	2018
Non-GAAP Net Income	$(1,558)	$2,224	$7,412	$7,637
Pro Forma Diluted Weighted-Average Shares	15,803	15,337	15,567	14,241
Non-GAAP EPS	$(0.10)	$0.15	$0.48	$0.54

Investor Relations Contact:
Jeff Houston
Corporate Development
(512) 437-2349
Jeff.Houston@asuresoftware.com